Exhibit 5.1

Lichen International Limited Windward 3, Regatta Office Park PO Box 1350, Grand Cayman KY1-1108 Cayman Islands Attention The Board of Directors	Email jlee@applebyglobal.com Direct Dial +852 2905 5737 Tel +852 2523 8123 Appleby Ref 437495.0011

1 December 2025

Suites 3504B-06 35/F, Two Taikoo Place 979 King’s Road Quarry Bay Hong Kong Tel +852 2523 8123 applebyglobal.com

Lichen International Limited (Company)

INTRODUCTION

This opinion as to Cayman Islands law is addressed to you in connection with the filing by the Company of a registration statement on Form F-3, on 1 December 2025 (Registration Statement) with the United States Securities and Exchange Commission (SEC) under the United States Securities Act of 1933, as amended (Securities Act) relating to the registration for issue and sale from time to time by the Company of up to US$500,000,000 of securities, such securities to comprise:

Managing Partner David Bulley Partners Fiona Chan Vincent Chan Chris Cheng Richard Grasby Eason Huang Judy Lee Michael Makridakis John McCarroll SC Lorinda Peasland Eliot Simpson	(a)	series A ordinary shares, par value US$0.008 each, of the Company (Ordinary Shares);

(b)

warrants to purchase Ordinary Shares, Debt Securities or any combination thereof (Warrants) that may be issued under warrant agreements to be entered into between the Company and one or more warrant agents for such Warrants thereunder (the Warrant Agreements);

	(c)	debt securities of the Company (Debt Securities) that may be issued under one or more separate indentures between the Company and a trustee to be specified in an accompanying prospectus supplement (the Indentures);

	(d)	units comprising one or more of the other securities described in the Registration Statement in any combination (Units) that may be issued under unit agreements and supplemental agreements to be entered into between the Company and one or more unit agents or other persons for such Units thereunder (the Unit Agreements);

	(e)	share purchase contracts relating to the Ordinary Shares or other Securities registered under the Registration Statement (the Share Purchase Contracts);

	(f)	share purchase units (Share Purchase Units) consisting of Share Purchase Contract and Debt Securities, Warrants and other securities registered under the Registration Statement (Share Purchase Unit Agreement);

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(g)	rights to purchase Ordinary Shares (Rights) to be issued under rights agent agreements to be entered into between the Company and a bank or trust company, as rights agents (the Rights Agreements);

(together, the Securities).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied (without further verification) upon the documents listed in Schedule 1 (Documents). We have not examined any other documents, even if they are referred to in the Documents.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is limited to the matters stated in it and does not extend, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or the Securities or whether they give effect to the commercial intentions of the parties. Further, we express no opinion as to any matter pertaining to the contents of the Documents other than as expressly stated herein with respect to the issue of the Securities.

This opinion is given solely for the benefit of the addressee in connection with the matters referred to herein and, except with our prior written consent it may not be transmitted or disclosed to or used or relied upon by any other person or be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

A copy of this opinion may be provided (a) where required by law or judicial process and (b) for the purpose of information only to the addressee’s affiliates, professional advisers, auditors, insurers and regulators.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is duly incorporated as an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands and is a separate legal entity.

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2.	Good Standing: The Company is validly existing and in good standing with the Registrar of Companies of the Cayman Islands.

3.	Ordinary Shares: With respect to each issue of Ordinary Shares (including any Ordinary Shares duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Ordinary Shares), when (i) the board of directors of the Company (Board) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Ordinary Shares has been recorded in the Company's register of members (shareholders); and (iii) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement have been satisfied and the subscription price of such Ordinary Shares specified therein (being not less than the par value of the Ordinary Shares) has been fully paid, the Ordinary Shares will be duly authorised, validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4.	Warrants: With respect to each issue of Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing the Warrants and the Warrants have been duly executed, countersigned, registered, authenticated, issued and delivered (as and when applicable) in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein, such Warrants will be duly authorised, issued and delivered.

5.	Debt Securities: With respect to each issue of Debt Securities, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) an Indenture relating to the Debt Securities and the Debt Securities shall have been duly authorised and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing the Debt Securities and the Debt Securities have been duly executed, countersigned, registered, authenticated, issued and delivered (as and when applicable) in accordance with the Indenture relating to the Debt Securities, any applicable agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein, such Debt Securities will be duly authorised, issued and delivered.

6.	Units: With respect to each issue of Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof and the Securities comprised in such Units, the terms of the offering thereof and related matters; (ii) a Unit Agreement relating to the Units shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; (iii) in respect of any Ordinary Shares which are components of the Units, the issue of such Ordinary Shares has been recorded in the Company's register of members (shareholders); (iv) in respect of any Warrants which are components of the Units, a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by and on behalf of the Company and the warrant agent thereunder in accordance with all relevant laws; (v) in respect of any Debt Securities which are components of the Units, an Indenture relating to the Debt Securities and the Debt Securities shall have been duly authorised and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws (vi) in respect of any Share Purchase Contracts which are components of the Units, a Share Purchase Contract shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; (vii) in respect of any Share Purchase Units which are components of the Units, a Share Purchase Unit Agreement relating to the Share Purchase Units shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; (viii) in respect of any Rights which are components of the Units, a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (ix) the certificates representing the Units, the Units and any Securities which are components of the Units shall have been duly executed, countersigned, registered, authenticated, issued and delivered (in each case, as and when applicable), in accordance with (A) the applicable Unit Agreement relating to the Units, (B) the applicable Warrant Agreement relating to any Warrants which are components of the Units, (C) the applicable Indenture relating to any Debt Securities which are components of the Units, (D) the applicable Share Purchase Contracts which are components of the Units, (E) the applicable Share Purchase Unit Agreement relating to any Share Purchase Units which are components of the Units, (F) the applicable Rights Agreement relating to any Rights which are components of the Units and (G) the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein (being not less than the par value of any Ordinary Shares which are components of the Units), such Units will be duly authorised, issued and delivered.

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7.	Share Purchase Contracts: With respect to each Share Purchase Contract, when (i) the Board has taken all necessary corporate action to approve the final terms of the Share Purchase Contract and related matters; (ii) a Share Purchase Contract shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) upon payment of the consideration therefor provided therein, such Share Purchase Contract will be duly authorised and delivered.

8.	Share Purchase Units: With respect to each issue of the Share Purchase Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Share Purchase Units and to approve the issue thereof and the Securities comprised in such Share Purchase Units, the terms of the offering thereof and related matters; (ii) a Share Purchase Unit Agreement relating to the Share Purchase Units shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; (iii) in respect of any Ordinary Shares which are components of the Share Purchase Units, the issue of such Ordinary Shares has been recorded in the Company's register of members (shareholders); (iv) in respect of any Warrants which are components of the Share Purchase Units, a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by and on behalf of the Company and the warrant agent thereunder in accordance with all relevant laws; (v) in respect of any Debt Securities which are components of the Share Purchase Units, an Indenture relating to the Debt Securities and the Debt Securities shall have been duly authorised and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws (vi) in respect of any Share Purchase Contracts which are components of the Share Purchase Units, a Share Purchase Contract shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; (vii) in respect of any Units which are components of the Share Purchase Units, a Unit Agreement relating to the Units shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; (viii) in respect of any Rights which are components of the Share Purchase Units, a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (ix) the certificates representing the Share Purchase Units, the Share Purchase Units and any Securities which are components of the Share Purchase Units shall have been duly executed, countersigned, registered, authenticated, issued and delivered (in each case, as and when applicable), in accordance with (A) the applicable Share Purchase Unit Agreement relating to the Share Purchase Units, (B) the applicable Warrant Agreement relating to any Warrants which are components of the Share Purchase Units, (C) the applicable Indenture relating to any Debt Securities which are components of the Share Purchase Units, (D) the applicable Share Purchase Contracts which are components of the Share Purchase Units, (E) the applicable Unit Agreement relating to any Units which are components of the Share Purchase Units, (F) the applicable Rights Agreement relating to any Rights which are components of the Share Purchase Units and (G) the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein (being not less than the par value of any Ordinary Shares which are components of the Share Purchase Units), such Share Purchase Units will be duly authorised, issued and delivered.

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9.	Rights: With respect to each issue of Rights, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing the Rights and the Rights have been duly executed, countersigned, registered, authenticated, issued and delivered (as and when applicable) in accordance with the Rights Agreement relating to the Rights and the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein, such Rights will be duly authorised, issued and delivered.

10.	Registration Statement: The statements under the headings “Taxation – Cayman Islands Taxation”, "Enforceability of Civil Liabilities" and “Description of Ordinary Shares” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

/s/ Appleby

Appleby

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Schedule 1

Part 1

The Registration Statement

1.	A scanned copy of the Registration Statement on Form F-3 dated 1 December 2025.

Part 2

Other Documents Examined

1.	Scanned copies of: (i) the certificate of incorporation of the Company dated 13 April 2016; (ii) the certificate of incorporation on change of name of the Company dated 11 November 2016; (iii) the certificate of incorporation on change of name of the Company dated 7 April 2017; and (iv) the certificate of incorporation on change of name of the Company dated 14 February 2025 (collectively, Certificate of Incorporation).

2.	Scanned copies of the amended and restated memorandum of association and articles of association of the Company filed with the Registrar of Companies on 14 February 2025 (collectively, Constitutional Documents).

3.	A scanned copy of the certificate of good standing dated 20 August 2025 issued by the Registrar of Companies in respect of the Company (Certificate of Good Standing).

4.	A scanned copy of the certificate of incumbency dated 30 October 2025 issued by the Company’s registered office provider in respect of the Company (Certificate of Incumbency).

5.	A scanned copy of the unanimous written resolutions of the directors of the Company dated 27 November 2025 (Resolutions).

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Schedule 2

Assumptions

We have assumed:

1.	(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.	that there has been no change to the information contained in the Certificate of Incorporation and that the Registration Statement and the Constitutional Documents remain in full force and effect and are unamended;

3.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic;

4.	that the Registration Statement does not differ in any material respects from any draft of the same which we have examined and upon which this opinion is based;

5.	that the Company has not (i) received notice of any stop notice under Order 50 of the Grand Court Rules in respect of any of its shares or (ii) received notice of any restrictions notice under the Beneficial Ownership Transparency Act in respect of any of its shares, which restrictions notice has not been withdrawn by the registered office or ceased by court order;

6.	that the members (shareholders) of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and a duly authorised, executed and delivered Warrant Agreement, Indenture, Unit Agreement, Share Purchase Contract, Share Purchase Unit Agreemnent or Rights Agreement; that the Warrant Agreements, the Indentures, the Unit Agreements, the Share Purchase Contracts, the Share Purchase Unit Agreements and the Rights Agreements will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws;

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7.	that the Warrants, the Debt Securities, the Units, the Share Purchase Contracts, the Share Purchase Units and the Rights will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands);

8.	that the choice of the laws of the State of New York as the governing law of the Warrant Agreements and the Warrants, the Indentures and the Debt Securities, the Unit Agreements and the Units, the Share Purchase Contracts, the Share Purchase Unit Agreements and the Share Purchase Units and the Rights Agreements and the Rights has and will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

9.	the capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Warrant Agreements and the Warrants, the Indentures and the Debt Securities, the Unit Agreements and the Units, the Share Purchase Contracts, the Share Purchase Unit Agreements and the Share Purchase Units and the Rights Agreements and the Rights;

10.	that all necessary corporate action will be taken by the Board to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

11.	that no monies paid to or for the account of the Company in respect of the Securities represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised) respectively);

12.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of the Cayman Islands in respect of matters upon which we have expressly opined) made in the Registration Statement and any other documents reviewed by us;

13.	that (i) the Registration Statement is in the form of the document approved in the Resolutions, (ii) any meeting at which the Resolutions were passed was duly convened and had a duly constituted quorum present and voting throughout and any Resolutions passed in writing were adopted in accordance with the law and the Constitutional Documents, (iii) all interests of the directors of the Company on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents, (iv) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and will be in full force and effect at any time when the Securities are issued, offered or sold and that no action will be taken by the Company inconsistent with such Resolutions and (v) the directors of the Company have concluded that the issue and sale of the Securities and such other transactions approved by the Resolutions are bona fide in the best interests of the Company and for a proper purpose of the Company;

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14.	that the Certificate of Incumbency accurately reflects the names of all directors and officers of the Company as at the date the Resolutions were passed or adopted, the date the Registration Statement was issued and/or executed and as at the date of this opinion;

15.	that there is no matter affecting the authority of the directors of the Company to effect entry by the Company into the Registration Statement and related matters including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion;

16.	that there is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions expressed herein and there are no records of the Company, agreements, documents or arrangements other than the Constitutional Documents, the Resolutions and the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions contemplated in the Registration Statement or restrict the powers and authority of the directors of the Company in any way which would affect opinions expressed in this opinion;

17.	that the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company;

18.	that the directors or members of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the Company’s property or assets;

19.	that upon issue of any shares (including the Ordinary Shares) the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

20.	that on the date of allotment (where applicable) and issuance of any Securities the Company is, and after such allotment and issuance the Company is and will be, able to pay its liabilities as they become due;

21.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities;

22.	that the Registration Statement has been, or will be, declared effective by the SEC prior to the issuance of the Ordinary Shares;

23.	that on the date of issue of any Ordinary Shares, the Company shall have sufficient authorised but unissued share capital available; and

24.	that there are no matters of fact or law (excluding matters of Cayman Islands law) which would affect the opinions expressed herein.

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Schedule 3

Reservations

Our opinion is subject to the following:

1.	Enforcement: The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach. The obligations assumed by the Company under the Warrant Agreements and the Warrants, the Indentures and the Debt Securities, the Unit Agreements and the Units, the Share Purchase Contracts, the Share Purchase Unit Agreements and the Share Purchase Units and the Rights Agreements and the Rights will not necessarily be enforceable in all circumstances in accordance with their terms. In particular, but without limitation:

(a)	enforcement and priority may be limited by laws relating to bankruptcy, insolvency, reorganisation, liquidation, court schemes, schemes of arrangements, moratoriums or other laws of general application relating to, or affecting the rights of, creditors and/or contributories;

(b)	enforcement may be limited by the principles of unjust enrichment or by general principles of equity and we express no opinion as to the availability of equitable remedies or as to any matters which are within the discretion of the courts of the Cayman Islands, even where such remedies are included in the documents (for example equitable remedies such as the grant of an injunction or an order for specific performance may not be available where liquidated damages are considered an adequate remedy);

(c)	claims may become barred by prescription or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	obligations to be performed outside the Cayman Islands may not be enforceable in the Cayman Islands to the extent that performance would be illegal or contrary to public policy under the laws of that foreign jurisdiction;

(e)	enforcement may be limited to the extent that matters which we have expressly assumed in this opinion will be done, have not been done;

(f)	the enforcement of the obligations of the parties to the documents may be limited by the law applicable to obligations held to have been frustrated by events happening after their execution;

(g)	enforcement of obligations may be invalidated by reason of fraud, duress, mistake, misrepresentation or undue influence;

(h)	where the performance of payment obligations is contrary to the exchange control regulations of any country in the currency of which such amounts are payable, such obligations may not be enforceable in the Cayman Islands;

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(i)	any provision of any document governed by the laws of the Cayman Islands purporting to impose an obligation on a person who is not a party to it (a Third Party) is unenforceable against that Third Party and any provision in a document governed by the laws of the Cayman Islands purporting to grant rights to a Third Party is unenforceable by that Third Party except to the extent that the relevant document expressly provides that the Third Party may, in its own right, enforce such rights in accordance with (and subject to) the Contracts (Rights of Third Parties) Act, 2014;

(j)	matters of procedure on enforcement of the documents and forum conveniens will be governed by and determined in accordance with the lex fori;

(k)	arrangements that constitute penalties will not be enforceable;

(l)	we reserve our opinion as to the enforceability of the relevant provisions of the Warrant Agreements, the Rights Agreements and the Unit Agreements to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions;

(m)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Warrant Agreements, the Rights Agreements and the Unit Agreements whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Act, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company; and

(n)	if the Company becomes subject to Part XVIIA of the Companies Act, enforcement or performance of any provision in the Warrant Agreements, the Rights Agreements and the Unit Agreements which relates, directly or indirectly, to an interest in the Company constituting shares, voting rights or director appointment rights in the Company may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Companies Act.

2.	Other Obligations: We express no opinion as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement, the Warrant Agreements, the Indentures, the Unit Agreements, the Share Purchase Contracts, the Share Purchase Unit Agreements and the Rights Agreements will result in the breach of or infringe any other agreement, deed or document (other than the Constitutional Documents) entered into by or binding on the Company.

3.	Severability: We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Warrant Agreements and the Warrants, the Indentures and the Debt Securities, the Unit Agreements and the Units, the Share Purchase Contracts, the Share Purchase Unit Agreements and the Share Purchase Units and the Rights Agreements and the Rights and enforce the remainder of the such Warrant Agreements and Warrants, Indentures and Debt Securities, Unit Agreements and Units, Share Purchase Contracts, Share Purchase Unit Agreements and Share Purchase Units or Rights Agreements and Rights (as the case may be) or the transaction of which such provisions form a part, notwithstanding any express provisions in the Warrant Agreements and the Warrants, the Indentures and the Debt Securities, the Unit Agreements and the Units, the Share Purchase Contracts, the Share Purchase Unit Agreements and the Share Purchase Units and Rights Agreements and the Rights in this regard.

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4.	Non-assessable: In this opinion the phrase “non-assessable” means, with respect to the Ordinary Shares, that a member of the Company shall not, by virtue of its status as a member (shareholder) of the Company and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5.	Jurisdiction: Where any document provides for the submission to the exclusive or non-exclusive jurisdiction of the Cayman Islands courts, the court may decline to accept jurisdiction in any matter where (a) it determines that some other jurisdiction is a more appropriate or convenient forum; (b) another court of competent jurisdiction has made a determination in respect of the same matter; or (c) litigation is pending in respect of the same matter in another jurisdiction.

6.	Concurrent Proceedings: Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction. Notwithstanding any provision in the documents that all disputes arising under or in connection with the documents should be brought before the competent court in the jurisdiction specified in the documents, a Cayman Islands court has discretion to refuse to stay proceedings in the Cayman Islands if it is satisfied that it is just and equitable to do so and may grant leave to serve Cayman Islands proceedings outside of the Cayman Islands.

7.	Good Standing: Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

8.	Corporate Documents: The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on shareholders is not publicly available and information on directors is limited. We have therefore obtained copies of the corporate documents specified in Schedule 1 and relied exclusively on such copies for the verification of such corporate information.

9.	Statements made in Documents: Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

10.	Document with an “as of” Date: We express no opinion on the effectiveness of the date of any document which is dated as of or with effect from a date prior to that on which it is authorised, executed, and delivered by all parties thereto.

11.	Foreign Laws: We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement, the Warrant Agreements or the Warrants, the Indentures or the Debt Securities, the Unit Agreements or the Units, the Share Purchase Contracts, the Share Purchase Unit Agreements or the Share Purchase Units or the Rights Agreements or the Rights.

12.	Documents Reviewed: We have not reviewed any of the Warrant Agreements or the Warrants to be issued thereunder, the Indentures or the Debt Securities to be issued thereunder, the Unit Agreements or the Units to be issued thereunder, the Share Purchase Contracts, the Share Purchase Unit Agreements or the Share Purchase Units to be issued thereunder or the Rights Agreements or the Rights to be issued thereunder and our opinions are qualified accordingly.

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